UNITED STATES

SECURITIES & EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Information Required in Proxy Statement

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

CALYPTE BIOMEDICAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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March 4, 2014

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of Calypte Biomedical Corporation to be held on Friday, March 14, 2014 at 1:30 p.m. Pacific Time at our offices located at 15875 SW 72nd Avenue, Portland, Oregon.

At the meeting, stockholders will be asked to approve a proposal to amend our Certificate of Incorporation to increase the authorized number of shares of Common Stock to 2,400,000,000 shares (from 800,000,000 shares) and reduce the par value of our Common Stock to $0.005 per share. The primary purpose of this proposal is to enable us to complete an equity financing transaction in which a new investor, DP Tzuan (HK) Limited, will be investing up to $2 million in our business through the purchase of 400,000,000 shares of our Common Stock at a purchase price of $0.005 per share, subject to the conditions described in the accompanying Proxy Statement. The Notice of Special Meeting, Proxy Statement and form of proxy are included with this letter.

Your vote is important. Whether or not you plan to attend the Special Meeting, I urge you to complete, sign and date the enclosed proxy card and return it in the accompanying envelope as soon as possible so that your stock may be represented at the meeting.

Sincerely, Adel Karas President, Chairman of the Board and Chief Executive Officer

Calypte Biomedical Corporation

15875 SW 72nd Avenue, Portland, OR 97224

T +1 503-726-2227 F +1 503-601-6299   www.calypte.com

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held March 14, 2014

TO THE STOCKHOLDERS:

Notice is hereby given that a special meeting of stockholders of Calypte Biomedical Corporation, a Delaware corporation, will be held on March 14, 2014, at 1:30 p.m. local time, at Calypte’s offices located at 15875 SW 72nd Avenue, Portland, Oregon, for the following purposes:

1.      To consider an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 800,000,000 to 2,400,000,000 and reduce the par value of our Common Stock to $0.005 per share.

2.     To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Stockholders of record at the close of business on January 31, 2014 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

By order of the Board of Directors, /s/ Kartlos Edilsashvili Kartlos Edilsashvili Chief Financial Officer and Secretary

March 4, 2014

IMPORTANT: Please mark, date and sign the enclosed proxy card and promptly return it in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 14, 2014: Our Proxy Statement is attached. A complete set of proxy materials relating to our special meeting is available on the Internet. These materials, consisting of the Notice of Special Meeting, Proxy Statement and Proxy Card, may be viewed at www.calypte.com/proxy. Directions to the location of the meeting are also available on that website.

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the Board of Directors of Calypte Biomedical Corporation (“Calypte”) for use at its special meeting of stockholders to be held on March 14, 2014, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. This proxy statement and the enclosed proxy are being mailed to stockholders on or about March 4, 2014.

Special Note about Delinquent Filings of Periodic Reports

We are obligated to file Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q with the Securities and Exchange Commission. These filings report, among other things, our financial condition as of the end of each fiscal quarter and our results of operations as of the quarter or year then ended. Due to limited resouces, we have been unable to file these reports since the filing of our Form 10-Q for the quarter ended September 30, 2012. We believe, however, that there has been no material change to our financial condition or results of operations since the date when that report was filed.

SOLICITATION AND VOTING

Voting Rights and Outstanding Shares

Only stockholders of record as of the close of business on January 31, 2014 will be entitled to vote at the meeting and any adjournment thereof. As of that time, we had 700,168,157 shares of Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Special Meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. Our Bylaws provide that a majority of the outstanding shares of our stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum. A complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 15875 SW 72nd Avenue, Portland, Oregon for a period of 10 days prior to the Special Meeting.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock is required to approve the proposal being presented at the Special Meeting. Shares not present at the meeting, abstentions and broker non-votes will have the same effect as a negative vote on this proposal.

Solicitation of Proxies

We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other intermediaries holding shares of Calypte Common Stock beneficially owned by others to send this Proxy Statement to, and obtain proxies from, the beneficial owners and will reimburse them for their reasonable expenses in so doing. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

Voting Instructions

All shares of Calypte Common Stock represented by properly executed proxies received before or at the Special Meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on the proxy, the shares will be voted as the Board recommends on the proposal. The persons named as proxies will vote on any other matters properly presented at the Special Meeting in accordance with their best judgment. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of Calypte, at 15875 SW 72nd Avenue, Portland, Oregon 97224, a written notice revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy.

If you own your shares in “street name” through a broker or other fiduciary, that holder will provide you with a voting instruction card for you to use to instruct the holder as to how to vote your shares. (This voting instruction card may resemble a proxy card.) You should check the instructions provided by your broker or other fiduciary to see which options are available to you. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker or other fiduciary.

Stockholders Sharing the Same Last Name and Address

We are sending only one copy of our proxy statement to stockholders who share the same last name and address unless they have notified us that they wish to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save printing, postage and administrative expenses, as well as natural resources. If you have received a household mailing and would like to have additional copies mailed to you, you may request additional copies via email at akaras.proxy@calypte.com or by calling us at (503) 726-2227.

If you are a stockholder of record (i.e., you hold your shares in your own name and not in a brokerage account) and you would like to opt out of householding for future mailings, you may submit your request in writing to Corporate Secretary, Calypte Biomedical Corporation, 15875 SW 72nd Avenue, Portland, Oregon 97224, by email at akaras.proxy@calypte.com or by telephone at (503) 726-2227. If you hold your shares in “street name” (i.e., your shares are held in a brokerage account or similar fiduciary account), you may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-800-542-1061.

PROPOSAL NO. 1

amendment to the certificate of incorporation
to increase the number of authorized shares of common stock
and reduce the par value of the common stock

Background

Under Delaware law, we may only issue shares of Common Stock to the extent such shares have been authorized for issuance under our Certificate of Incorporation. In addition, under Delaware law, a corporation may not sell shares of its stock at a purchase price below the par value of that stock. Under our Certificate of Incorporation, 800,000,000 shares of Common Stock are authorized, with a par value of $0.03 per share. As of December 31, 2013, 700,168,157 shares of Common Stock were issues and outstanding, 55,050,000 shares were reserved for issuance in connection with investment arrangements that are currently in effect, and 22,380,044 shares were reserved for issuance under our equity compensation plans, leaving only 22,401,799 shares of Common Stock available for other uses. Moreover, during recent years our stock has traded at below par value in the public equity markets, making it difficult for us to raise additional capital through the sale of stock. During the past 12 months, our share price has fluctuated between $0.002 and $0.01 per share.

On January 9, 2014, we entered into an Investment Agreement (the “Investment Agreement”) with DP Tzuan (HK) Limited (“DP Tzuan”), under which we agreed to sell 400,000,000 shares of Common Stock to DP Tzuan at a price of $0.005, subject to the terms and conditions described below. The investment by DP Tzuan is contingent, among other things, upon the amendment of our Certificate of Incorporation as proposed herein. In order to enable us to proceed with the sale of shares to DP Tzuan and to ensure that sufficient shares of Common Stock will be available for issuance in the future, the Board of Directors has approved, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase the number of shares of such Common Stock authorized for issuance from 800,000,000 to 2,400,000,000 and to reduce the par value of such Common Stock from $0.03 per share to $0.005 per share.

Purpose and Effect of the Amendment

The principal purposes of the proposed amendment to the Certificate of Incorporation are (i) to authorize additional shares of Common Stock for issuance pursuant to the Investment Agreement and to be available in the event the Board of Directors determines that it is necessary or appropriate to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees and officers or for other corporate purposes, and (ii) to reduce the par value of the Common Stock to enable the Company to sell and issue shares at prices that are consistent with recent historical trading prices. The availability of additional shares of Common Stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of Common Stock. If the amendment is approved by the stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law or the requirements of any exchange on which our shares are listed.

The increase in authorized shares of Common Stock and the reduction in the par value of that stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange rules. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

The increase in authorized shares and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of Calypte without further action by the stockholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions that would make a change in control of Calypte more difficult. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of Calypte. The proposed reduction in par value could result in further dilution, as it will enable us to sell shares at lower prices than we are currently able to do.

The Board of Directors is not currently aware of any attempt to take over or acquire Calypte. While the proposed amendment may be deemed to have potential anti-takeover effects, it is not prompted by any specific effort or takeover threat currently perceived by management.

If the proposed amendment is approved by the stockholders, the first paragraph of Article IV of our Certificate of Incorporation will be amended to read as follows:

The corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.005 par value, and Preferred Stock, $0.001 par value. The total number of shares that the corporation is authorized to issue is 2,405,000,000 shares. The number of shares of Common Stock authorized is 2,400,000,000 and the number of Preferred Stock authorized is 5,000,000.

Except for the shares to be issued pursuant to the Investment Agreement and shares reserved for issuance under our existing stock option plans, we do not have any current intentions, plans, arrangements, commitments or understandings to issue any shares of our capital stock.

The Investment Agreement

Pursuant to the Investment Agreement, DP Tzuan has agreed to invest $2 million in cash through the purchase of 400,000,000 shares of our Common Stock at a purchase price of $0.005 per share, subject to the effectiveness of the proposed amendment to our Certificate of Incorporation. The Investment Agreement provides for the investment to be made in three installments: (i) $500,000 as soon as practicable following the effective time of the amendment to the Certificate of Incorporation; (ii) $500,000 on May 1, 2014; and (iii) $1 million on November 1, 2014. Under the Agreement, Calypte and DP Tzuan will develop a mutually-agreed budget plan for Calypte, and installment of DP Tzuan’s investment will be contingent upon our compliance with the above-referenced budget plan.

Vote Required and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present and will have the same effect as a negative vote on this proposal.

The Board of Directors unanimously recommends that the stockholder vote FOR approval of the amendment to the Certificate of Incorporation.

security ownership of certain beneficial owners and Management

The following table sets forth, as of December 31, 2013, certain information with respect to the beneficial ownership of our Common Stock by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) each of our directors, (iii) our Chief Executive Officer, (iv) our Chief Financial Officer, and (v) all directors and executive officers of Calypte as a group:

Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent(3)
Marr Technologies BV(4) Strawinskylaan 1431 1077XX, Amsterdam The Netherlands	226,172,517	32.3%

David Khidasheli(5) Sheikh Zayed Road Fairmont Building, #3104 Dubai, United Arab Emirates	60,667,499	8.7%

Adel Karas(6)	5,550,000	*

Tareq Al Yousefi(7)	4,204,743	*

Kartlos Edilashvili(8)	1,000,000	*

Directors and executive officers as a group (3 persons)(9)	10,754,743	1.5%

*     Represents beneficial ownership of less than 1%.

(1)

To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options.

(3)

Calculated on the basis of 700,168,157 shares of Common Stock outstanding as of December 31, 2013, provided that any additional shares of Common Stock that a stockholder has the right to acquire within 60 days after December 31, 2013 are deemed to be outstanding for the purpose of calculating that stockholder’s percentage ownership.

(4)

Consist of (i) holdings reported in Amendment No. 6 to Schedule 13D dated December 6, 2007 filed with the Commission on March 20, 2008 and (ii) shares we subsequently issued directly to Marr Technologies BV in a private placement occurring in March 2012. Includes shares beneficially owned by Marat Safin. Mr. Safin has voting and investment control over shares held by Marr Technologies BV.

(5)

Consists of (i) holdings reported in Amendment No. 1 to Schedule 13D filed with the Commission on August 7, 2009 and (ii) shares we subsequently issued directly to Mr. Khidasheli in a private placement. Excludes 54,633,333 shares that we expect to issue to Mr. Khidasheli upon conversion of advances that Mr. Khidasheli has made to us.

(6)	Includes 5,500,000 shares issuable upon exercise of options that will be exercisable within 60 days after December 31, 2013.

(7)	Includes 250,000 shares issuable upon exercise of options that will be exercisable within 60 days after December 31, 2013.

(8)	Consists of shares issuable upon exercise of options that will be exercisable within 60 days after December 31, 2013.

(9)	Includes 6,800,000 shares issuable upon exercise of options that will be exercisable within 60 days after December 31, 2013.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

If a stockholder would like us to consider including a proposal in our Proxy Statement and form of proxy for our next annual meeting, our corporate Secretary must receive it a reasonable time before we begin to print and mail our proxy materials. Proposals must be addressed to our Secretary at Calypte Biomedical Corporation, 15875 SW 72nd Avenue, Portland, Oregon 97224.

Under our Bylaws, for a stockholder to bring business before our next annual meeting (other than a proposal submitted for inclusion in the Company’s proxy materials), the stockholder must give written notice to our Secretary a reasonable time before the annual meeting is held. The notice must contain information required by our Bylaws, including a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the annual meeting, the name and address of the stockholder proposing the business, the number of shares of Common Stock beneficially owned by the stockholder, any material interest of the stockholder in the business proposed, and other information required to be provided by the stockholder pursuant to the proxy rules of the Securities and Exchange Commission. If a stockholder fails to submit the notice a reasonable time before the date of the meeting, then the proposed business will not be considered at the meeting. Notifications must be addressed to our Secretary at Calypte Biomedical Corporation, 15875 SW 72nd Avenue, Portland, Oregon 97224. A copy of the full text of the Bylaw provisions relating to our advance notice procedure may be obtained by writing to our Secretary at that address.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the Special Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors Adel Karas President, Chairman of the Board and Chief Executive Officer

March 4, 2014

0

CALYPTE BIOMEDICAL CORPORATION

15875 SW 72ND AVENUE
PORTLAND, OR 97224

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ADEL KARAS and ANGELA BAKER, and each of them, with full power of substitution, as the proxy or proxies of the undersigned to vote all shares of Common Stock of Calypte Biomedical Corporation which the undersigned is entitled to vote at the special meeting of stockholders of Calypte Biomedical Corporation to be held at Calypte's offices located at 15875 SW 72nd Avenue, Portland, Oregon 97224 on March 14, 2014, at 1:30 p.m. local time, and at any adjournments or postponements thereof, with all powers that the undersigned would have if personally present thereat:

(CONTINUED ON OTHER SIDE)

14475

SPECIAL MEETING OF STOCKHOLDERS OF

CALYPTE BIOMEDICAL CORPORATION

March 14, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.calypte.com/proxy.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030000000000000000 4 031414

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Proposal to amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock to 2,400,000,000 and to reduce the par value of such shares to $0.005.	☐	☐	☐

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.